UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on June 1, 2020 (the “Original Filing”) by Apogee Enterprises, Inc. (the “Company”). The Original Filing reported, among other items, the appointment of Nisheet Gupta as the Company’s next Executive Vice President and Chief Financial Officer, effective June 15, 2020. The Company hereby amends the Original Filing to include the information in Item 5.02 below. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Gupta’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Gupta entered into an Offer Letter Agreement, dated May 27, 2020 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Gupta is entitled to an initial annual base salary of $510,000 per year and a one-time sign-on bonus of $100,000 (subject to repayment if Mr. Gupta leaves the Company during the first twelve months of his employment). The effectiveness of the Offer Letter is contingent upon the satisfaction of certain customary contingencies.

The Offer Letter also provides for the grant to Mr. Gupta of 20,000 restricted shares of the Company’s common stock. Such restricted shares will be subject to a three-year vesting schedule. Assuming continued employment with the Company, one-third of the restricted shares will vest annually over three years, starting on the one-year anniversary of Mr. Gupta’s employment with the Company.

As an executive officer of the Company, Mr. Gupta will participate in the Company’s Annual Short-Term Incentive Plan (“AIP”), which offers a target cash incentive of 75% of Mr. Gupta’s base salary (with a range of 0% to 200% of such target), subject to achievement of certain financial performance metrics established by the Board. Mr. Gupta’s cash incentive payment will be pro-rated for fiscal 2021.

Mr. Gupta will also participate in the Company’s Long-Term Incentive Plan (“LTIP”), which offers, subject to achievement of certain financial performance metrics: (i) a two-year cash incentive, with a target of 180% of Mr. Gupta’s base salary, of which 50% is to be paid following the end of the performance period, and 50% is to be paid approximately one year later, and (ii) an annual grant of restricted shares of the Company’s common stock with a target value of 60% of Mr. Gupta’s base salary (with a potential range of 0% to 200% of the target), which grants will commence in the first half of 2021.

The payouts under each of the AIP and the LTIP may range from zero to twice the numbers noted above, based on the Company’s financial results and an executive’s individual performance. The shares of restricted stock will be granted to Mr. Gupta pursuant to, and subject to, the terms of the Company’s 2019 Stock Incentive Plan and the customary forms of award agreements.

Mr. Gupta will also receive certain customary benefits available to, and on the terms generally applicable to, the Company’s executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: June 8, 2020